Exhibit 99.1

Contact:

Rush Enterprises Inc., San Antonio

Martin A. Naegelin, Jr., 830-626-5230

Adam Friedman Associates

Adam Friedman, 212-981-2529, ext 18

RUSH ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS

Earnings Per Share Increases to $0.45 Compared to $0.26 in 2004

SAN ANTONIO, Texas, July 20, 2005 — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas, today announced results for the second quarter ended June 30, 2005.

In the second quarter, the Company’s gross revenues totaled $461.8 million, a 72.8% increase from gross revenues of $267.2 million reported for the second quarter ended June 30, 2004. Net income was $11.2 million, or $0.45 per diluted share, during the second quarter of 2005, compared to $4.1 million, or $0.26 per diluted share, in the second quarter of 2004. Income from continuing operations was $11.2 million, or $0.45 per diluted share, during the second quarter of 2005, compared to $4.1 million, or $0.26 per diluted share in the second quarter of 2004.

The Company’s truck segment recorded revenues of $442.5 million in the second quarter of 2005, compared to $253.3 million in the second quarter of 2004. The Company delivered 2,469  new heavy-duty trucks, 681 new medium-duty trucks and 874 used trucks during the second quarter of 2005, compared to 1,283 new heavy-duty trucks, 433 new medium-duty trucks and 647 used trucks in the second quarter of 2004. Parts, service and body shop sales increased 28.2% from $67.3 million in the second quarter of 2004 to $86.3 million in the second quarter of 2005.

The Company’s construction equipment segment recorded revenues of $16.3 million in the second quarter of 2005, compared to $11.5 million in the second quarter of 2004. Revenue generated from the sale of new construction equipment units increased from $7.1 million in the second quarter of 2004 to $11.3 million in the second quarter of 2005. Parts and service sales for the second quarter of 2005 were $3.9 million compared to $3.4 million in the second quarter of 2004. Pretax income from the construction equipment segment increased from $0.8 million for the second quarter of 2004 to $1.9 million in the second quarter of 2005.

In announcing the results, W. Marvin Rush, Chairman and Chief Executive Officer of Rush Enterprises said, “As our results demonstrate, 2005 continues to be a strong year.  We have focused on improving our “quality of earnings” and consequently our same store absorption rate this quarter grew more than 10% versus the same period last year.  While our absorption rate is 100.5% through June, we have an internal goal of attaining an absorption rate of 110.0% over the next several years.  Absorption rate is calculated by dividing the gross profit from the parts, service and body shop departments, by the overhead expenses of all of a dealership’s departments, except for the selling expenses of the new and used truck departments.  Improving truck sales, coupled with operating efficiencies have lead to a 51% increase in the Company’s operating income margin, to 4.7% in the second quarter of 2005 from 3.1% in the same period of 2004.”

Mr. Rush continued, “Our outlook remains positive as manufacturer’s Class 8 order intake has rebounded from the low 20,000 range in the spring to near 30,000 in June.  Industry experts forecast this trend to continue and for order intake to reach the mid 30,000 range during the next several months.  The combination of market trends and executing our “quality of earnings” strategy should have a positive impact on our profitability.”

Mr. Rush added, “In June, we completed construction of a 41,000 square-foot facility on Interstate 10, which is the new home of our Mobile, Alabama dealership.  As part of our efforts to take advantage of the large Nashville market, in October we will be relocating our dealership to a 120,000 square-foot facility, which is double the size of our existing Nashville dealership.  These capital investments and others that are underway to add capacity to our service departments, coupled with our focus on medium-duty truck growth, will be the primary drivers in attaining our 110% absorption rate goal.”

Conference Call

Rush Enterprises will host a conference call to review its second quarter results on Wednesday, July 20, 2005 at 3 p.m. EST/2 p.m. CST. The call can be heard live by dialing 866-200-5830 (US) or 732-694-1588 (International) and entering the Pin Code 623390 followed by the # key, or via the web on the ‘Events’ section of the Company’s website at www.RushEnterprises.com, or at www.fulldisclosure.com, or www.streetevents.com. For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until August 5th, 2005 by dialing 866-206-0173 (US) or 732-694-1571 (International) and entering the Pin Code 155926 followed by the # key.

About Rush Enterprises

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas. Its operations include a network of 44 Rush Truck Centers located in Texas, California, Oklahoma, Colorado, Arizona, New Mexico, Alabama, Florida and Tennessee. The Company has developed its Rush Truck Centers and its Rush Equipment Center as “one-stop centers” where, at one convenient location, its customers can purchase new or used trucks or construction equipment, purchase insurance products, purchase aftermarket parts and accessories and have service performed by certified technicians. For additional information on Rush Enterprises, Inc., please visit www.rushenterprises.com.

Certain statements contained herein, including those concerning industry conditions, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2005 AND DECEMBER 31, 2004

(In Thousands, Except Shares and Per Share Amounts)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,453	$158,175
Accounts receivable, net	52,353	30,296
Inventories	311,144	189,792
Prepaid expenses and other	1,392	1,418
Deferred income taxes	1,750	1,544

Total current assets	462,092	381,225

PROPERTY AND EQUIPMENT, net	173,735	138,953

OTHER ASSETS, net	101,357	45,755

Total assets	$737,184	$565,933

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floor plan notes payable	$279,545	$168,002
Current maturities of long-term debt	19,177	16,083
Current maturities of capital lease obligations	1,626	—
Advances outstanding under lines of credit	2,751	2,434
Trade accounts payable	21,309	16,970
Accrued expenses	45,910	39,495

Total current liabilities	370,318	242,984

LONG-TERM DEBT, net of current maturities	93,891	79,973
CAPITAL LEASE OBLIGATIONS, net of current maturities	7,846	—
DEFERRED INCOME TAXES, net	21,288	20,169

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2004 and 2005	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 23,896,976 shares outstanding in 2004 and 24,158,556 outstanding in 2005	242	239
Additional paid-in capital	158,535	156,423
Retained earnings	85,064	66,145

Total shareholders’ equity	243,841	222,807

Total liabilities and shareholders’ equity	$737,184	$565,933

RUSH ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
REVENUES:
New and used truck sales	$343,940	$177,456	$642,871	$323,724
Parts and service	91,990	72,328	174,999	139,333
Construction equipment sales	11,743	7,835	19,719	15,378
Lease and rental	8,387	6,805	16,090	13,476
Finance and insurance	4,073	2,058	7,236	3,781
Other	1,684	697	2,945	1,371

Total revenues	461,817	267,179	863,860	497,063

COST OF PRODUCTS SOLD:
New and used truck sales	320,481	165,034	598,851	300,479
Parts and service	53,173	44,740	103,179	86,448
Construction equipment sales	10,077	6,947	17,095	13,611
Lease and rental	6,336	4,956	12,038	9,704

Total cost of products sold	390,067	221,677	731,163	410,242

GROSS PROFIT	71,750	45,502	132,697	86,821

SELLING, GENERAL AND ADMINISTRATIVE	47,698	34,993	91,306	69,587

DEPRECIATION AND AMORTIZATION	2,590	2,280	5,003	4,476

OPERATING INCOME	21,462	8,229	36,388	12,758

INTEREST EXPENSE, NET	3,217	1,451	5,711	2,906

GAIN ON SALE OF ASSETS	22	29	85	459

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	18,267	6,807	30,762	10,311

PROVISION FOR INCOME TAXES	7,032	2,723	11,843	4,125

INCOME FROM CONTINUING OPERATIONS	11,235	4,084	18,919	6,186

GAIN FROM DISCONTINUED OPERATIONS, NET	0	44	0	97

NET INCOME	$11,235	$4,128	$18,919	$6,283

EARNINGS PER COMMON SHARE – BASIC
Income from continuing operations	$.47	$.28	$.79	$.43
Net income	$.47	$.28	$.79	$.44
EARNINGS PER COMMON SHARE – DILUTED
Income from continuing operations	$.45	$.26	$.76	$.40
Net income	$.45	$.26	$.76	$.41

Weighted average shares outstanding:

Basic	24,064	14,767	23,998	14,428

Diluted	24,855	15,702	24,826	15,464